Woodward Governor Company
Supplemental Business Segment Information — Reported Segment Results
(Unaudited)
(In thousands of dollars)

	Year Ended September 30,		Three Months Ended
	2005	2006	December 31, 2006	March 31, 2007	June 30, 2007
Total segment net sales:
Turbine Systems	$434,030	$458,923	$117,005	$130,772	$132,297
Engine Systems	430,892	430,448	102,921	110,024	117,565
Electrical Power Systems	69,748	76,186	32,302	45,223	49,240
Total	$934,670	$965,557	$252,228	$286,019	$299,102

Intersegment sales:
Turbine Systems	$19,563	$20,197	$4,681	$5,344	$5,422
Engine Systems	38,813	39,829	9,109	10,275	10,498
Electrical Power Systems	48,568	51,016	12,190	14,102	14,157
Total	$106,944	$111,042	$25,980	$29,721	$30,077

External net sales:
Turbine Systems	$414,467	$438,726	$112,324	$125,428	$126,875
Engine Systems	392,079	390,619	93,812	99,749	107,067
Electrical Power Systems	21,180	25,170	20,112	31,121	35,083
Total	$827,726	$854,515	$226,248	$256,298	$269,025

Segment earnings:
Turbine Systems	$63,037	$67,584	$19,294	$23,830	$23,193
Engine Systems	23,690	40,829	12,577	11,785	15,398
Electrical Power Systems	1,921	4,475	3,593	6,409	5,200
Total	$88,648	$112,888	$35,464	$42,024	$43,791

Earnings Reconciliation:
Total segment earnings	$88,648	$112,888	$35,464	$42,024	$43,791
Nonsegment expenses	(13,710)	(26,052)	(8,243)	(9,918)	(5,998)
Curtailment gain	7,825	—	—	—	—
Interest expense and income, net	(3,655)	(2,339)	(569)	(696)	(653)
Consolidated earnings before income taxes	$79,108	$84,497	$26,652	$31,410	$37,140